Exhibit 99.1

FOR IMMEDIATE RELEASE
Julie MacMedan
THQ/Investor Relations
818/871-5125

Liz Pieri
THQ/Media Relations
818/871-5061

THQ REPORTS RECORD NET SALES AND NET INCOME FOR FISCAL 2007

— Sales Climb 27% to $1 Billion; Net Income More than Doubles vs. Prior Year —
— Management Reiterates Guidance for FY 2008 —

AGOURA HILLS, Calif. — May 10, 2007 — THQ Inc. (NASDAQ: THQI) today announced record results for the fiscal year ended March 31, 2007 and reaffirmed its guidance for fiscal 2008.

For the twelve months ended March 31, 2007, THQ reported its 12th consecutive year of revenue growth as net sales increased 27% to a record $1,026.9 million from $806.6 million for fiscal 2006.  Net income for fiscal 2007 was $68.0 million, or $1.01 per diluted share, which included stock-based compensation expense of $0.23 per diluted share.  This compares with prior-year net income of $32.1 million, or $0.49 per diluted share, which included stock-based compensation expense of $0.05 per diluted share.  A reconciliation of GAAP to non-GAAP results is provided in the accompanying financial tables.

THQ reported fiscal 2007 fourth quarter net sales of $172.1 million and net income of $6.5 million, or $0.09 per diluted share, which included stock-based compensation expense of $0.06 per diluted share.  New releases Supreme Commander and S.T.A.L.K.E.R.: Shadow of Chernobyl for Windows PC drove fourth quarter results as well as continued strong sales of WWE® SmackDown® vs. RAW® 2007 and Disney•Pixar’s Cars.  In the same period a year ago, the company reported net sales of $148.1 million and a net loss of $8.6 million, or $0.14 per share, which included stock-based compensation expense of $0.02 per share.

“We are very pleased to report record revenues and net income in fiscal 2007.  Additionally, our non-GAAP operating margin reached 10%, already meeting our peak margin in the last cycle. We expect continued revenue and margin expansion in each of the next several years,” said Brian Farrell, president and CEO, THQ.

“During a challenging hardware transition, THQ significantly outperformed the market in our major territories,” added Farrell.  “Our success in fiscal 2007 was driven primarily by multi-million unit sellers Cars and WWE SmackDown vs. RAW 2007 and the successful launch of Saints Row, a new internally developed and owned intellectual property with sales in excess of one million units.”

Farrell continued, “The industry is entering an exciting growth period as the new hardware reaches critical mass.  In fiscal 2008, we plan to release an increasing number of titles for the growing base of new hardware, including owned original properties Frontlines: Fuel of War, Juiced: Hot Import Nights and Stuntman: Ignition.  With three 30-million unit licensed franchises and a growing portfolio of internally developed original franchises, we are well positioned to expand our leadership position in the video game industry.”

Fiscal 2007 Accomplishments:

•                  THQ reported its 12th consecutive year of net sales growth

•                  THQ gained market share in each of its major markets — North America, Europe and Australia*

•                  THQ established two owned and original franchises Saints Row™ and Company of Heroes™

•                  THQ published eight titles that shipped more than one million units, including Disney•Pixar’s Cars at nearly eight million units and WWE SmackDown vs. RAW 2007 at four million units

•                  THQ expanded its studio system to include more than 1,500 people based in 16 studios across North America, Australia and Europe

•                  THQ’s operating cash flow grew more than 50%, even with substantial investment in next-generation game development

*Source: The NPD Group, Inc., UK Chart Track and GfK

Fiscal 2008 Guidance

THQ reaffirmed previous guidance for the full fiscal year ending March 31, 2008 and provided initial guidance for the fiscal first quarter ending June 30, 2007:

•                  Consistent with previous guidance, for the fiscal year ending March 31, 2008, THQ expects net sales in the range of $1.12 billion to $1.15 billion and net income in the range of $1.34 to $1.44 per diluted share. This excludes forecasted non-cash stock-based compensation expense of $0.23 per diluted share.

•                  For the first quarter of fiscal 2008, the company expects net sales of approximately $110 million and a net loss of approximately $0.26 per share, excluding forecasted non-cash stock-based compensation expense of $0.05 per share.

Non-GAAP Financial Measures

In addition to results determined in accordance with United States generally accepted accounting principles (“GAAP”), THQ discloses non-GAAP financial measures that exclude stock-based compensation expense and related income tax effects from the company’s Consolidated Statement of Operations.  The use of such non-GAAP financial measures allows for a better comparison of results in the fourth fiscal quarter and fiscal year ended March 31, 2007 to those in the same prior year periods that did not include FAS 123(R) stock-based compensation expense.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

More specifically, THQ believes it is appropriate to exclude stock-based compensation expense from the Consolidated Statement of Operations because the company adopted FAS 123(R), “Share-Based Payment “ beginning in its fiscal year 2007. When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. THQ’s management analyzes its business and operating performance in the context of these business cycles, comparing the company’s performance at similar stages of different cycles. For comparability purposes, THQ believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business. In addition, given the adoption of FAS 123(R), “Share-Based Payment” beginning with the fiscal year ending March 31, 2007, THQ believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal fourth quarter results today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Please dial 800.599.9829 or 617.847.8703, access code 72216435 to listen to the call or visit the THQ Inc. Investor Relations Home page at www.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through May 14, 2007 by dialing 888.286.8010 or 617.801.6888, access code 95909642.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Company of Heroes, Frontlines: Fuel of War, Saints Row, Stuntman: Ignition and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending June 30, 2007 and the fiscal year ending March 31, 2008 and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K/A for the fiscal period ended March 31, 2006, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #
(Tables Follow)

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006(1)	2007	2006(1)

Net sales	$172,089	$148,053	$1,026,856	$806,560

Costs and expenses:
Cost of sales — product costs	63,332	58,251	351,449	287,946
Cost of sales — software amortization and royalties	25,098	35,447	165,462	116,371
Cost of sales — license amortization and royalties	12,630	14,150	99,533	80,508
Cost of sales — venture partner expense	1,745	1,446	16,730	12,572
Product development	23,271	22,775	97,105	94,575
Selling and marketing	23,109	20,349	139,958	124,809
General and administrative	19,142	15,530	78,413	57,944
Total costs and expenses	168,327	167,948	948,650	774,725
Income (loss) from continuing operations	3,762	(19,895)	78,206	31,835
Interest and other income, net	3,751	3,332	12,822	7,955
Income (loss) from continuing operations before income taxes and minority interest	7,513	(16,563)	91,028	39,790
Income taxes	1,991	(7,861)	26,206	7,621
Income (loss) from continuing operations before minority interest	5,522	(8,702)	64,822	32,169
Minority interest	—	53	136	(63)
Income (loss) from continuing operations	5,522	(8,649)	64,958	32,106
Gain on sale of discontinued operations, net of tax	973	—	3,080	—
Net income (loss)	$6,495	$(8,649)	$68,038	$32,106

Earnings (loss) per share — basic:
Continuing operations	$0.08	$(0.14)	$1.00	$0.51
Discontinued operations	0.02	—	0.05	—
Earnings (loss) per share — basic	$0.10	$(0.14)	$1.05	$0.51

Earnings (loss) per share — diluted:
Continuing operations	$0.08	$(0.14)	$0.96	$0.49
Discontinued operations	0.01	—	0.05	—
Earnings (loss) per share — diluted	$0.09	$(0.14)	$1.01	$0.49

Shares used in per share calculation — basic	66,052	63,686	65,039	62,615
Shares used in per share calculation — diluted	68,746	63,686	67,593	65,520

(1)   Certain reclassifications have been made to the prior period’s unaudited consolidated statement of operations to conform to the current period presentation.

THQ Inc. and Subsidiaries
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006

Net income (loss)	$6,495	$(8,649)	$68,038	$32,106

Stock-based compensation expense (b)	6,042	1,205	21,954	4,309
Income tax adjustments (c)	(2,485)	(107)	(5,943)	(834)
Total non-GAAP adjustments	3,557	1,098	16,011	3,475
Non-GAAP net income (loss)	$10,052	$(7,551)	$84,049	$35,581
Non-GAAP earnings (loss) per share - basic	$0.15	$(0.12)	$1.29	$0.57
Non-GAAP earnings (loss) per share - diluted	$0.15	$(0.12)	$1.24	$0.54
Shares used in per share calculation - basic	66,052	63,686	65,039	62,615
Shares used in per share calculation - diluted	68,746	63,686	67,593	65,520

Non-GAAP Adjustments (a)

		Three Months Ended March 31,		Twelve Months Ended March 31,
		2007	2006	2007	2006

Cost of sales — software amortization and royalties	(b)	$1,299	$—	$2,087	$—
Product development	(b)	1,237	449	4,824	1,237
Selling and marketing	(b)	1,035	155	3,521	1,105
General and administrative	(b)	2,471	526	11,461	1,701
Interest and other income, net		—	75	61	266
Income tax adjustments	(c)	(2,485)	(107)	(5,943)	(834)
Total non-GAAP adjustments		$3,557	$1,098	$16,011	$3,475

Notes:

(a)   See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)   Stock-based compensation expense recorded under SFAS 123(R) in fiscal 2007 and APB 25 in fiscal 2006 (prior to the Company’s adoption of SFAS 123(R) on April 1, 2006) and the payroll tax effects of our historical stock option grant practices investigation.

(c)   Income tax associated with stock-based compensation expense and the payroll tax effects of our historical stock option grant practices investigation.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	March 31, 2007	March 31, 2006

ASSETS
Cash, cash equivalents and short-term investments	$457,958	$371,637
Accounts receivable, net	67,586	78,876
Inventory	27,381	28,620
Licenses	41,406	20,849
Software development	130,512	91,843
Income taxes receivable	18,525	4,686
Prepaid expenses and other current assets	16,238	12,420
Total current assets	759,606	608,931
Property and equipment, net	45,095	37,485
Licenses, net of current portion	49,661	60,623
Software development, net of current portion	33,766	17,236
Income taxes receivable, net of current portion	2,163	10,273
Deferred income taxes, net of current portion	15,812	—
Goodwill	88,688	90,872
Other long-term assets, net	18,750	23,048
TOTAL ASSETS	$1,013,541	$848,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$28,225	$34,871
Accrued and other current liabilities	143,418	110,924
Deferred income taxes	25,647	3,578
Total current liabilities	197,290	149,373
Other long-term liabilities	47,294	60,323
Deferred income taxes, net of current portion	—	9,681
Total liabilities	244,584	219,377
Minority interest	—	1,340
Total stockholders’ equity	768,957	627,751
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,013,541	$848,468

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006
Platform Revenue Mix
Consoles
Microsoft Xbox 360	6.5%	9.8%	13.1%	1.8%
Microsoft Xbox	1.1	5.4	2.7	10.9
Nintendo Wii	3.5	—	2.9	—
Nintendo Game Cube	2.0	3.7	5.1	7.3
Sony PlayStation 2	21.9	24.6	29.7	36.7
	35.0	43.5	53.5	56.7

Handheld
Nintendo Dual Screen	14.9	9.8	11.1	4.1
Nintendo Game Boy Advance	10.6	20.2	11.7	21.3
Sony PlayStation Portable	5.6	10.7	6.4	3.6
Wireless	2.5	5.5	2.6	4.5
	33.6	46.2	31.8	33.5

PC	30.6	11.4	14.6	9.6
Other	0.8	(1.1)	0.1	0.2
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	52.5%	59.4%	58.4%	60.7%
Foreign	47.5	40.6	41.6	39.3
	100.0%	100.0%	100.0%	100.0%